Exhibit 10.26

                          TRADE NAME LICENSE AGREEMENT


        THIS TRADE NAME LICENSE AGREEMENT (the "Agreement") is effective as of May 19, 1996 (hereinafter the "Effective Date") by and between Castle Dental Centers of Florida, Inc., a corporation organized and existing under the laws of the State of Florida(hereinafter referred to as "Licensor"), and Castle 1st Dental Care, Inc., a professional association organized and existing under the laws of the State of Florida (hereinafter referred to as "Licensee").

        WHEREAS, Licensor is the owner of the trade name "1st Dental Care" (the "Name");

        WHEREAS, Licensee desires to obtain a license from Licensor to use the Name solely in connection with the practice of dentistry and advertising related thereto; and

        NOW, THEREFORE, in consideration of the foregoing and that certain Management Services Agreement by and between Licensor and Licensee dated as of May 19, 1996 (the "Management Services Agreement") and of the mutual promises hereinafter set forth, the parties agree as follows:

1.      DEFINITIONS

        In this Agreement, the following terms shall have the meanings set forth below:

"Territory" shall mean the State of Florida.

2.      TERM

        2.1 Subject to the provision of Article 7 herein, this Agreement shall have the same term as the Management Services Agreement. Any termination of the Management Services Agreement will automatically terminate this Agreement.

3.      GRANT OF LICENSE

        3.1 Subject to the provisions of this Agreement, Licensor grants to Licensee, and Licensee accepts, a nonexclusive, nontransferable, personal license to use the Name in the Territory solely in connection with the practice of dentistry and advertising related thereto.

        3.2 Licensee shall not use the Name other than as provided in Section
3.1 hereof.

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4.      QUALITY STANDARDS

        4.1 Licensee agrees that the nature and quality of: (1) all dental services rendered by and related facilities of Licensee in connection with the Name; and (2) all related advertising, promotional, and other related uses of the Name by Licensee shall conform to standards set by, and be under the control of, Licensor.

5.      THE NAME

        5.1 Licensee acknowledges the ownership of the Name by Licensor, agrees that it will do nothing inconsistent with such ownership, and that all use of the Name by Licensee and all good will developed therefrom shall inure to the benefit of and be on behalf of Licensor. Licensee agrees that nothing in this Agreement shall give Licensee any right, title, or interest in the Name other than the right to use the Name in accordance with this Agreement and Licensee agrees that it will not attack the title of Licensor to the Name or attack the validity of this Agreement.

6.      INFRINGEMENT

        6.1 Licensee shall notify Licensor promptly of any actual or threatened infringements, imitations, or unauthorized use of the Name by third parties of which Licensee becomes aware. Licensor shall have the sole right, at its expense, to bring any action or account of any such infringements, imitations, or unauthorized use, and Licensee shall cooperate with Licensor, as Licensor may reasonably request, in connection with any such action brought by Licensor. Licensor shall retain any and all damages, settlement and/or compensation paid in connection with any such action brought by Licensor.

7.      INDEMNIFICATION

        7.1 Licensee agrees to indemnify and hold harmless Licensor from and against any and all loss, cost, claim, liability or damage occasioned by a related to any breach by Licensee of this Agreement. This right of indemnification shall be in addition to any and other remedies to which Licensor may be entitled at law or equity.

8.      TERMINATION

        8.1 Licensor shall have the right to terminate this Agreement effective immediately upon Licensee's receipt of written notice from Licensor in the event of any affirmative act of insolvency by Licensee, or upon the appointment of any receiver or trustee to take possession of the properties of Licensee or upon the winding-up, sale, consolidation, merger, or any sequestration by

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governmental authority of Licensee, or upon any breach of any of the duties and obligations of Licensee under this Agreement.

        8.2 The exercise of any right to terminate under this Article 8 shall not affect any rights which have accrued prior to termination and shall be without prejudice to any other legal or equitable remedies to which Licensor may be entitled by reason of such rights. The obligations and provisions of Article 5 shall survive any expiration or termination of this Agreement.

9.      EFFECTS OF AND PROCEDURE ON TERMINATION

        9.1 Upon the expiration or termination of this Agreement, Licensee agrees immediately to discontinue all use of the Name and any term confusingly similar thereto, to destroy all printed materials bearing the Name, and that all rights in the Name and the good will connected therewith shall remain the property of Licensor.

10.     ASSIGNMENT

        10.1 This Agreement may be assigned by Licensor but shall not be assignable or transferable by Licensee without the prior written consent of Licensor, and any attempted assignment by Licensee without such prior written consent shall be void and shall constitute a breach of the obligations of Licensee hereunder.

11.     NOTICES

        11.1 Any notice, demand, waiver, consent, approval, or disapproval (collectively referred to as "notice") required or permitted herein shall be in writing and shall be given personally, by messenger, by air courier, by telecopy, or by prepaid registered or certified mail, with return receipt requested, addressed to the parties at their respective addresses set forth above or at such other address as a party may hereafter designate in writing to the other party.

        11.2   A notice shall be deemed received on the date of receipt.

12.     APPLICABLE LAW

        12.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws. Any case, controversy, suit, action, or proceeding arising out of, in connection with, or related to, this Agreement shall be brought in any federal or state court located in the State of Florida.

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13.     MODIFICATION, AMENDMENT, SUPPLEMENT, OR WAIVER

        13.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral.

        13.2 No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both of the parties to this Agreement. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed a waiver of such terms or conditions in the future.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the Effective Date.

                                            CASTLE DENTAL CENTERS OF
                                            FLORIDA, INC. (Licensor)



                                            By:
                                                  Jack H. Castle, Jr.
                                                  President


                                            CASTLE 1ST DENTAL CARE, P.A.
                                            (Licensee)


                                            By:
                                                  Lester B. Greenberg, D.D.S.
                                                  President

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